Exhibit 10.93
EXECUTION VERSION
ALION SCIENCE AND TECHNOLOGY CORPORATION
310,000 Units
consisting of
$310,000,000 Principal Amount of
12% Senior Secured Notes due 2014
and Warrants to Purchase
602,614 Shares of Common Stock
PURCHASE AGREEMENT
March 11, 2010
Credit Suisse Securities (USA) LLC (“Credit Suisse”),
   Eleven Madison Avenue,
      New York, N.Y. 10010-3629
Dear Sirs:
     1. Introductory. Alion Science and Technology Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse Securities (USA) LLC (the initial “Purchaser”) 310,000 units (the “Units”), each Unit consisting of $1,000 principal amount of the Company’s 12% Senior Secured Notes due 2014 (the “Notes”) and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase approximately 1.9439 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Notes will be issued under an indenture dated as of March 22, 2010 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wilmington Trust Company, as Trustee. The Warrants will be issued under a warrant agreement, dated as of March 22, 2010 (the “Warrant Agreement”), between the Company and Wilmington Trust Company, as warrant agent (the “Warrant Agent”). The Units, the Notes and the Warrants are collectively referred to herein as the “Offered Securities.” The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.”
     The Notes will be guaranteed, on a senior secured basis, jointly and severally by those subsidiaries of the Company listed in the attached Schedule B hereto (the “Guarantors”) and will be secured by certain collateral as described in the Preliminary Offering Circular (as defined below) and the Offering Circular (as defined below) (the “Collateral”), and as will be more fully described in the security agreements and/or other documents or instruments evidencing or creating or purporting to create a security interest (collectively, the “Security Documents”) to be dated as of the Closing Date (as defined below), among the Company, the Guarantors, Wilmington Trust Company, as trustee and collateral agent (the “Collateral Agent”). In addition, the Company, the lenders and Credit Suisse AG, as administrative agent for the lenders under the Credit Agreement dated as of March 22, 2010 (the “Revolving Credit Facility”), will enter into an intercreditor agreement as the same may be amended, supplemented or otherwise modified from time to time (the “Intercreditor Agreement”) to be dated as of the Closing Date. The Intercreditor Agreement and the Security Documents are hereinafter referred to collectively as the “Ancillary Documents.”

     The holders of the Notes will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date, among the Company, the Guarantors and the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering an exchange offer for, or, in certain circumstances, the resale of, the Notes under the Securities Act.
     The Company and the Guarantors, jointly and severally, hereby agree with the Purchaser as follows:
     2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Purchaser that:
     (a) A preliminary offering circular (the “Preliminary Offering Circular”) relating to the Offered Securities to be offered by the Purchaser and a final offering circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the Offered Securities and dated the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering included in Schedule D to this Agreement, which is referred to as the “Terms Communication”). “Applicable Time” means 4:00 P.M. (New York time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Circular does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the “Commission”) and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule E to this Agreement.
     (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other material jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
     (c) The entities listed on Schedule F to this Agreement are the only direct or indirect subsidiaries and joint ventures of the Company. Schedule F sets forth the jurisdiction of organization of each such subsidiary or joint venture. Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other material jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except such as are described in the General Disclosure Package (including those securing the Revolving Credit Facility and the liens to be created by the Security Documents) or liens and encumbrances granted in connection with the Guaranty and Collateral Agreement entered into by the Company in connection with the Company’s Term B Senior Credit Facility (as hereinafter defined). For purposes of this Agreement, “Term B Senior Credit Facility” means that certain credit agreement dated as of August 2, 2004, as amended, among the Company, certain subsidiaries of the company guaranteeing the Company’s obligations thereunder, the lenders party thereto and Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent and as collateral agent for such lenders. For purposes of this Agreement, “Guaranty and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of August 2, 2004, as amended, among the Company, certain of its subsidiaries guaranteeing the Company’s obligations under the Term B Senior Credit Facility and Credit Suisse (formerly known as Credit Suisse First Boston), as collateral agent.
     (d) The Indenture and the Warrant Agreement have been duly authorized by the Company and each of the Guarantors; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture and the Warrant Agreement will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated (when authenticated by the Trustee), issued and delivered, will be consistent with the information in the General Disclosure Package and will conform to the description thereof contained in the Final Offering Circular and the Indenture will constitute a valid and legally binding obligation of the Company and the Guarantors and the Warrant Agreement will constitute a valid and legally binding obligation of the Company and such Offered Securities will constitute valid and legally binding obligations of the Company, in each case enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     (e) The Warrants delivered on the Closing Date are convertible into shares of Common Stock in accordance with the terms of the Warrant Agreement; the shares of Common Stock initially issuable upon exercise of the Warrants shall have been duly authorized, and on or prior to the Closing Date shall have been reserved for issuance upon such exercise and, when issued upon such exercise, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to the Warrants or the shares of Common Stock, except as disclosed in the General Disclosure Package.
     (f) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment.
     (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Warrant Agreement, the Registration Rights Agreement or the Ancillary Documents (or the perfection of security interests in the Collateral) in connection with the issuance and sale of the Offered Securities by the Company except for the Exchange Offer Registration Statement, the Shelf Registration Statement, if required, the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement), any necessary state securities filings, financing statements, any filings required with the United States Patent and Trademark Office or Copyright Office and any filings to record mortgages or fixtures, and reports, filings, authorizations or approvals to, from or of the United States government as may be required (i) pursuant to the United States Assignment of Claims Act and the regulations promulgated pursuant thereto and (ii) to examine whether any foreign ownership control or influence (“FOCI”) exists, within the meaning of such term as used in the National Industrial Security Program Operating Manual, made or requested after the consummation of the transactions contemplated by this Agreement.
     (h) The execution, delivery and performance of the Indenture, the Warrant Agreement, this Agreement, the Registration Rights Agreement, the Ancillary Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except that the performance of this Agreement will not result in a breach or violation of any provision of the by-laws of the Company that contains restrictions on the ownership of the Company’s equity securities only on or after the Closing Date.
     (i) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors. The Registration Rights Agreement and the Ancillary Documents will have been as of the Closing Date duly authorized, executed and delivered by the Company and the Guarantors and will constitute valid and legally binding agreements of the Company and the

Guarantors, enforceable against the Company and the Guarantors in accordance with the agreements’ respective terms. The Warrant Agreement will have been as of the closing Date duly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms. The Ancillary Documents will conform as of the Closing Date to the descriptions thereof contained in the General Disclosure Package and in the Final Offering Circular.
     (j) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them in accordance with the terms of such leases.
     (k) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (l) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
     (m) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (n) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (o) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Warrant Agreement, this Agreement, the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
     (p) The financial statements included in the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
     (q) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (r) The Company is not subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
     (s) Neither the Company nor any of the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act.
     (t) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (u) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder, and it is not necessary to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (v) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or

(ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement, the Indenture, the Warrant Agreement, the Registration Rights Agreement and the Ancillary Documents.
     (w) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.
     (x) The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “ESOT”) has been duly organized and is a validly existing trust. Except as disclosed in the General Disclosure Package, each of the ESOP Plan Documents (as defined herein) is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the ESOP Plan Documents delivered to the Purchaser, except to the extent such amendment, modification or waiver could not reasonably be anticipated to have a material adverse effect upon the Purchaser or otherwise have a Material Adverse Effect. The ESOT has performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the ESOT, and no unmatured default, default or breach of any covenant by any such party exists thereunder.
     (y) The Company has provided the Purchaser with a complete and true copy of each of the documents pursuant to which the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (the “ESOP”) and the ESOT are maintained by the Company, or which concern the Company’s obligations with respect to the ESOP and ESOT, which are listed in the attached Schedule C hereto, and are referred to herein as the “ESOP Plan Documents.” Since delivery of the ESOP Plan Documents and on or prior to the Closing Date, the Company has not amended or in any other way modified or replaced such ESOP Plan Documents in any material manner without the prior written consent of the Purchaser, except for any amendment, modification or replacement required by the Internal Revenue Service or by applicable law (and the Company shall use its best efforts to deliver a copy of any such amendment, modification or replacement to the Purchaser prior to the execution thereof).
     (z) None of the assets of the Company constitute, for any purpose of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), assets of the ESOP or any other “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Internal Revenue Code.
     (aa) No non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code has occurred with respect to the ESOP, and none of the Offered Securities, the Indenture, the Warrant Agreement or this Agreement hereunder constitutes or shall constitute or give rise to any such non-exempt prohibited transaction.
     (bb) The ESOP is qualified under Section 401(a) of the Internal Revenue Code, and the ESOP includes two components, one of which is an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code, and the other is a profit sharing plan that includes a cash or deferred compensation arrangement under Section 401(k) of the Internal Revenue Code.
     (cc) To the Company’s knowledge, neither the Offered Securities, nor the Indenture, nor the Warrant Agreement is (for any purpose of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) a direct or indirect loan or other transaction between the Purchaser, any such persons to whom the Purchaser may resell the Offered Securities (“Repurchasers”) and the ESOT which, if it is assumed that the Purchaser or Repurchasers are “parties in interest” and “disqualified persons” (as defined in Section 3(14) of ERISA and Section 4975 of the Internal Revenue Code), is a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
     (dd) Neither the Company nor any of its subsidiaries is or on the Closing Date shall be subject to the tax imposed by Section 4978 of the Internal Revenue Code with respect to any “disposition” by the ESOT of any equity interests of the Company.
     (ee) There is no investigation or review by any Governmental Authority, or action, suit, proceeding or arbitration, pending or concluded, concerning any matter with respect to the ESOP or the ESOT relevant as to whether any representation set forth herein is inaccurate or breached (other than in respect of (i) periodic requests to the IRS to issue a favorable determination letter to the effect that the ESOP is and continues to be a qualified plan and an employee stock ownership plan, (ii) Annual Reports (IRS Form 5500 Series) for the ESOP, (iii) routine claims for ESOP benefits and (iv) routine audits of contributions to the ESOP), and neither the ESOP fiduciary nor, to the best of the Company’s knowledge, the ESOT trustee has made any assertion with respect to the ESOP or the ESOT contrary to or inconsistent with the accuracy of any such representation which assertion could reasonably be expected to have a Material Adverse Effect.
     (ff) Neither the ESOP fiduciary nor the ESOT trustee has made any assertion with respect to the ESOP or the ESOT contrary to or inconsistent with the accuracy of any representation or warranty set forth herein that could reasonably be expected to result in a Material Adverse Event.
     (gg) For all of the Company’s taxable periods up to but not including the Closing Date, the Company has been and will be a valid S corporation under Section 1361 of the Internal Revenue Code and under the laws of those U.S. states where the Company files or has filed state income tax returns and which also recognize S corporation status for state income tax purposes (except for limited periods in certain states during which the Company filed state income tax returns as a C corporation).
     (hh) The Company’s election to be treated as an S corporation for U.S. federal income tax purposes will terminate on the Closing Date.
     (ii) First Priority Lien. The Security Documents will, as of the Closing Date, represent the only Security Documents necessary to grant to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Documents) a valid first priority lien on the Collateral, subject to Permitted Collateral Liens and Permitted Liens (each as defined in the Indenture). On and as of the Closing Date:
     (i) Upon delivery to the Collateral Agent of any certificates or instruments representing or evidencing the Pledged Collateral (as defined in the Security Documents) in accordance with the Security Documents not already delivered to the collateral agent under the Revolving Credit Facility, and, in the case of Collateral not constituting certificated securities or instruments, upon the filing of Uniform Commercial Code financing statements in the appropriate filing offices and the payment by the Collateral Agent of any filing fees associated therewith, the Collateral Agent will obtain a valid and perfected first priority lien, subject to Permitted Collateral Liens and Permitted Liens, upon and security interest in all right, title and interest in such Collateral for the payment and performance of the Secured Obligations (as defined in the Security Documents) to the extent that a security interest in such Collateral may be perfected by such filings; and
     (ii) Upon the timely filing by the Collateral Agent of (A) financing statements, (B) any filings required with the United States Patent and Trademark Office, (C) any filings required with the United States Copyright Office, and (D) any filings required to record mortgages or fixtures and the payment by the Collateral Agent of any filing fees associated therewith, the security interests granted pursuant to the Security Documents will constitute valid, perfected security interests, subject to Permitted Collateral Liens and Permitted Liens on such Collateral described therein in favor of the Collateral Agent for the ratable benefit of the Secured Parties to the extent that a security interest in such Collateral may be perfected by such filings.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of $945.75 per Unit plus accrued interest from March 22, 2010, to the Closing Date (as hereinafter defined), 310,000 number of Units.
     The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular. Payment for the Offered Securities shall be made by the Purchaser in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Company at the office of Baker & McKenzie LLP at 10:00 A.M. (New York time), on March 22, 2010, or at such other time not later than seven full business days thereafter that the Purchaser and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office at least 24 hours prior to the Closing Date.
     4. Representations by Purchaser; Resale by Purchaser. (a) The Purchaser represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
     (b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither the Purchaser, nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, the Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
     (c) The Purchaser agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.
     (d) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     (e) The Purchaser represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom
     5. Certain Agreements of the Company. The Company agrees with the Purchaser that:
     (a) The Company will advise the Purchaser promptly of any proposal to amend or supplement the Preliminary Offering Circular or Final Offering Circular and will not effect such amendment or supplementation without the Purchaser’s consent, such consent not to be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Company promptly will notify the Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchaser’s consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The first sentence of this subsection does not apply to statements in or omissions from any document in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (b) The Company will furnish to the Purchaser copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Purchaser reasonably requests, and the Company will furnish to the Purchaser on the date hereof three copies of each of the foregoing documents signed by a duly authorized officer of the Company, one of which in the case of the Preliminary Offering Circular and Final Offering Circular will include the independent accountants’ reports manually signed (or signed by facsimile to be followed up with a manual signature if requested after the Closing Date by Purchaser) by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.
     (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.
     (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.
     (f) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Warrant Agreement, the Indenture, the Registration Rights Agreement and the Ancillary Documents, including (i) the fees and expenses of the Trustee, the Warrant Agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Ancillary Documents, the Offered Securities, the Indenture, the Warrant Agreement, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; (vi) for expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchaser; and (vii) any reasonable fees and expenses in connection with the creation and perfection of liens on the Collateral pursuant to the Security Documents (including reasonable fees and disbursements of counsel to the Initial Purchaser related thereto), including in connection with the filing of financing statements, fixture filings and filings with the United States Patent and Trademark Office and Copyright Office. The Company will also pay or reimburse the Purchaser (to the extent incurred by them) for all travel expenses of the Purchaser and the Company’s officers and employees and any other expenses of the Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchaser.
     (h) In connection with the offering, until the Purchaser shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (i) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchaser, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than as contemplated by the Registration Rights Agreement) relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     6. Free Writing Communications. (a) The Company represents and agrees that, unless it obtains the prior consent of the Purchaser and the Purchaser’s Counsel (as defined below), and the Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Company’s Counsel (as defined below), it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
     (b) The Company consents to the use by the Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Terms Communication or is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that any such Free Writing Communication referred to in clause (i) or (ii) shall not be an Issuer Free Writing Communication for purposes of this Agreement.
     7. Conditions of the Obligation of the Purchaser. The obligation of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:
     (a) The Purchaser shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Purchaser concerning the financial information with respect to the Company set forth in the General Disclosure Package and the Preliminary Offering Circular.
     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.
     (c) The Purchaser shall have received opinions, dated the Closing Date, of Baker & McKenzie, counsel for the Company and the Guarantors, Joshua J. Izenberg, Esq., Associate General Counsel of the Company (the “Company’s Counsel”) and Holme Roberts & Owen LLP, special Colorado counsel for Alion — MA&D Corporation, in each case in form and substance reasonably satisfactory to the Purchaser.
     (d) The Purchaser shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchaser (the “Purchaser’s Counsel”), (i) such opinion or opinions, dated the Closing Date and with reference to same in the Final Offering Circular, with respect to the incorporation of the Company, the validity of the Offered Securities, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchaser and the initial resale by the Purchaser as contemplated hereby and other related matters as the Purchaser may require, and (ii) such Rule 10b-5 statement with respect to the Final Offering Circular and the General Disclosure Package, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (f) Each of the Company and the Guarantors shall have delivered to the Purchaser, among other documents and certificates as the Purchaser shall reasonably request, Secretary’s Certificates, dated the Closing Date, with respect to the Company and each of the Guarantors: (i) certificates of incorporation; (ii) by-laws, (iii) resolutions of the Board of Directors of each entity, (iv) certificates of good standing from the jurisdiction of incorporation of each such entity and (v) certificates of good standing and/or qualifications to do business as a foreign corporation in such jurisdictions as the Purchaser shall reasonably request.
     (g) The Company and each of the Guarantors shall have executed the Registration Rights Agreement and the Indenture, and the Company shall have executed the Warrant Agreement, and the Company shall have provided the Purchasers with a copy of each. The Security Documents shall have been duly executed and delivered by a duly authorized officer of each of the Company, the Guarantors, the Trustee and the Collateral Agent.
     (h) The Purchaser shall have a received letter, dated the Closing Date, from Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section concerning the financial information with respect to the Company set forth in the General Disclosure Package and the Final Offering Circular, to the extent applicable, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.
     (i) The Term B Senior Credit Facility shall have been terminated and all amounts outstanding thereunder shall have been repaid in full;
     (j) The IIT Redemption (as defined in the Final Offering Memorandum) shall have been consummated substantially on the terms described in the Final Offering Memorandum;
     (k) The Credit Agreement relating to the Revolving Credit Facility shall have been executed by all parties thereto;
     (l) The Board of Directors of the Company shall have approved the Amended and Restated By-laws, in the form of Schedule G attached hereto; and
     (m) The Company shall have delivered all information necessary in order to prepare all financing statements, United States Patent and Trademark Office and Copyright Office filings, fixture filings and all other documents or instruments necessary in order to perfect a security interest in the Collateral.
     The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests. The Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Purchaser hereunder, whether in respect of the Closing Date or otherwise.
     8. Indemnification and Contribution. (a) The Company and the Guarantors will, jointly and severally, indemnify and hold harmless the Purchaser, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
     (b) The Purchaser will indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular,

in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Preliminary Offering Circular and Final Offering Circular: under the caption “Plan of Distribution”, the first sentence of the third paragraph and the third sentence of the ninth paragraph; provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     (e) The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Guarantors or their officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. Subject to the immediately following sentence, if for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company and the Guarantors shall remain jointly and severally responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchaser pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (v), (vi), (vii) or (viii) of Section 7(b), the Company will reimburse the Purchaser for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.
     10. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to them at 1750 Tysons Boulevard, McLean, Virginia 22102, Attention: Associate General Counsel.
     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) the Purchaser has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Purchaser has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Purchaser has advised or is advising the Company on other matters;
     (b) the purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchaser and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) the Company has been advised that the Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchaser has no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchaser shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
     15. Jurisdiction. The Company and each of the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchaser’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the Purchaser in accordance with its terms.

Very truly yours, ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael J. Alber
Title: Chief Financial Officer

HUMAN FACTORS APPLICATIONS, INC.,
By:	/s/ Joshua J. Izenberg
Title: Secretary

ALION-METI CORPORATION,
By:	/s/ Joshua J. Izenberg
Title: Secretary

ALION-CATI CORPORATION,
By:	/s/ Joshua J. Izenberg
Title: Secretary

ALION-JJMA CORPORATION,
By:	/s/ Joshua J. Izenberg
Title: Secretary

ALION-BMH CORPORATION,
By:	/s/ Joshua J. Izenberg
Title: Secretary

WASHINGTON CONSULTING, INC.,
By:	/s/ Joshua J. Izenberg
Title: Secretary

ALION-MA&D CORPORATION,
By:	/s/ Joshua J. Izenberg
Title: Secretary

ALION-IPS CORPORATION,
By:	/s/ Joshua J. Izenberg
Title: Secretary

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC.,
By:	/s/ Joshua J. Izenberg
Title: Secretary

ALION CANADA (US) CORPORATION,
By:	/s/ Joshua J. Izenberg
Title: Secretary

The foregoing Purchase Agreement
    is hereby confirmed and accepted
    as of the date first above written.

Credit Suisse Securities (USA) LLC
By:	/s/ Diron Jebejian
Title: Managing Director

SCHEDULE A
General Disclosure Package
1.	Terms Communication.

SCHEDULE B
Subsidiary Guarantors

Human Factors Applications, Inc.	Pennsylvania
Alion — METI Corporation	Virginia
Alion — CATI Corporation	California
Alion — JJMA Corporation	New York
Alion — BMH Corporation	Virginia
Washington Consulting, Inc.	Virginia
Alion — MA&D Corporation	Colorado
Alion — IPS Corporation	Virginia
Washington Consulting Government Services, Inc.	Virginia
Alion Canada (US) Corporation	Delaware

SCHEDULE C
ESOP Plan Documents
1.	IRS Determination Letter issued by the U.S. Internal Revenue Service, dated September 11, 2003, and related correspondence

2.	IRS Determination Letter issued by the U.S. Internal Revenue Service, dated August 09, 2005, and related correspondence

3.	Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, as amended and restated as of December 19, 2001

4.	First Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

5.	Second Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

6.	Third Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

7.	Fourth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

8.	Fifth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

9.	Sixth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

10.	Seventh Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

11.	Eighth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

12.	Ninth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

13.	Tenth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

14.	Eleventh Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

15.	Twelfth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

16.	Thirteenth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

17.	Fourteenth Amendment to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

18.	Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, dated October 1, 2006

19.	First Amendment to Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

20.	Second Amendment to Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan

SCHEDULE D
Terms Communication

Issuer:	Alion Science and Technology Corporation (the “Company”)

Book-Runner:	Credit Suisse Securities (USA) LLC

Units

Security Description:	310,000 Units, each consisting of $1,000 principal amount of 12% Senior Secured Notes due 2014 and one Warrant to purchase 1.9439 shares of common stock.

Gross Proceeds:	$302,250,000, $10 million of which may be used to acquire existing senior unsecured notes.

Issue Price:	$975 per Unit

Trade Date	March 11, 2010

Settlement Date:	March 22, 2010 (T+7)

Separation Date:	The Secured Notes and Warrants comprising the Units will not be able to trade separately until the earlier of: (a) the date that is three months after the warrants issue date and (b) the date of the closing of an exchange offer for the Notes or the effective date of a shelf registration statement with respect to the Notes.

CUSIP:	144A: 016275 AH2 RegS: U01426 AB8

ISIN:	144A: US016275AH21 RegS: USU01426AB87

Allocation:	$907.95 of the issue price to each Secured Note and $67.05 of the issue price to each Warrant; provided that no court is bound by such allocation and any recovery on the Secured Notes in a bankruptcy proceeding could be limited based on the ultimate allocation of the issue price to the Secured Notes.

Notes

Security Description:	Senior Secured Notes

Principal Amount:	$310,000,000

Maturity:	November 1, 2014

Coupon:	12.000% payable 10.000% in cash and 2.000% by increasing the principal amount of the Secured Notes

Ratings:	B1 / B

Interest Payment Dates:	May 1 and November 1

Commencing:	May 1, 2010

Equity Clawback:	Prior to April 1, 2013 may redeem up to 35% at 112.000%

Optional Redemption:	Callable during the following periods at the following prices:

Date	Price
April 1, 2013 to September 30, 2013	105.0%
October 1, 2013 to March 31, 2014	103.0%
April 1, 2014 to Maturity	100.0%

Not more than once in any twelve-month period prior to April 1, 2013, may redeem up to $31 million in principal amount of the Secured Notes at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

CUSIP:	144A: 016275 AK5 RegS: U01426 AC6

ISIN:	144A: US016275AK59 RegS: USU01426AC60

Minimum Allocations:	$1,000

Increments:	$1,000

Restricted Payments	Clause (b)(2) of the covenant described under “Limitation on Restricted Payments” is revised from that appearing in the preliminary offering circular to be restated in its entirety as follows:

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under “— Limitation on Indebtedness”;

provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

Clause (3) of the definition of “Restricted Payment” is revised from that appearing in the preliminary offering circular to be restated in its entirety as follows:

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness, including the Existing Notes and any Subordinated Obligations, but excluding any Secured Indebtedness, of the Company or any Subsidiary Guarantor (other than from the Company or a Restricted Subsidiary); or

The following new clause (13) will be added to paragraph (b) of the covenant described under “Limitation on Restricted Payments” in the preliminary offering circular, and the numbering of subsequent clauses and cross-references to subsequent clauses will be updated accordingly:

(13) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Existing Notes up to an aggregate amount of $10 million; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and

Warrants

Security Description:	310,000 Warrants to purchase an aggregate of 602,614 shares of common stock, par value $0.01 per share, representing 10% of our common stock on a fully diluted basis as of the issue date.

Exercise Price:	$0.01 per share of common stock

Exercise Date:	Exercisable on or after first anniversary of issue date.

Expiration Date:	March 15, 2017

CUSIP:	144A: 016275 158 RegS: U01426 102

ISIN:	144A: US0162751582 RegS: USU014261023

SCHEDULE E
Issuer Free Writing Communications
1.	The Supplement dated March 11, 2010 to the Preliminary Offering Circular.

SCHEDULE F
Subsidiary List

	Name	Jurisdiction
1.	Human Factors Applications, Inc.	Pennsylvania
2.	Alion — METI Corporation	Virginia
3.	Alion — CATI Corporation	California
4.	Alion — JJMA Corporation	New York
5.	Alion — BMH Corporation	Virginia
6.	Washington Consulting, Inc.	Virginia
7.	Alion — MA&D Corporation	Colorado
8.	Alion Technical Services Corporation	Virginia
9.	Alion Technical Services Corporation	Delaware
10.	Alion Canada (US) Corporation	Delaware
11.	Alion — IPS Corporation	Virginia
12.	Inovative Technologies Solutions Corporation	New Mexico
13.	Alion Science and Technology (Canada) Corporation	Nova Scotia
14.	Washington Consulting Government Services, Inc.	Virginia

SCHEDULE G
Amended and Restated Bylaws of
Alion Science and Technology Corporation